EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Universal Health Services, Inc. for the registration of 4,400,000 shares of Universal Health Services, Inc.'s Class B common stock, and to the incorporation by reference therein of our report dated October 24, 1994, with respect to the combined financial statements of Manatee Hospitals and Health Systems, Inc. included in Universal Health Services, Inc.'s Registration Statement (Form S-3, Registration No. 33-60287) filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Tampa, Florida
May 30, 1996